Exhibit (d)(2)

PARKER DRILLING COMPANY,

as the Issuer,

EACH OF THE GUARANTORS PARTY HERETO,

as Guarantors

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 2, 2008

Supplementing the Indenture dated as of July 5, 2007

2.125% Convertible Senior Notes due 2012

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of June 2, 2007, among PARKER DRILLING COMPANY, a Delaware corporation (the “Company”), the subsidiary guarantors party to the Indenture (as defined herein) (the “Guarantors”), Parker Drilling Arctic Operating, Inc., a Delaware corporation (being referred to as the “New Guarantor”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture dated as of July 5, 2007, among the Company, the Guarantors and the Trustee (the “Indenture”), for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 2.125% Convertible Senior Notes due 2012 (the “Notes”);

WHEREAS, the Company has acquired or invested in the New Guarantor, and the New Guarantor meets the definition of “Restricted Subsidiary” contained in the Indenture dated as of October 10, 2003, among the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, as trustee;

WHEREAS, pursuant to Section 11.05 of the Indenture, the New Guarantor shall execute and deliver a supplemental indenture pursuant to which such New Guarantor shall become a Guarantor and guarantee the obligations of the Company under the Indenture and the Notes;

WHEREAS, Section 9.01 (a) of the Indenture provides that the Company, the Guarantors and the Trustee may supplement the Indenture, without the consent of any Holder of a Note, to add any Restricted Subsidiary as an additional Guarantor as set forth in Section 11.05 of the Indenture;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by resolution of the board of directors of the Company and by resolution of the board of directors, the members, or the board of directors or the members of the general partner, of each Guarantor, and the board of directors of the New Guarantor has authorized this First Supplemental Indenture and the guarantee of the obligations of the Company under the Indenture and the Notes; and

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture valid and binding upon the Company, the Guarantors and the New Guarantor and enforceable against the New Guarantor in accordance with its terms, have been performed and fulfilled;

NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of one another and for the equal and ratable benefit of the Holders of the Notes, as follows:

Section 1. Certain Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Section 2. Additional Guarantor; Guarantee. The New Guarantor, by execution and delivery of this First Supplemental Indenture, hereby agrees to be bound by the terms of the Indenture as a Guarantor.

Section 3. Effectiveness. This First Supplemental Indenture shall become effective upon:

(a) the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors, the New Guarantor and the Trustee; and

(b) the delivery by the Company to the Trustee of the Opinion of Counsel and Officers’ Certificate pursuant to Section 11.05 of the Indenture.

Section 4. Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, all of the terms, conditions and provisions of the Indenture shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5. Trustee Makes No Representation.

(a) The recitals of the Company and the Guarantors contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

(b) The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture.

Section 6. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 7. Headings. The headings of the Sections of this First Supplemental Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8. Governing Law. The validity and interpretation of this First Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Section 9. Binding Effect. All covenants and agreements in this First Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.

PARKER DRILLING COMPANY

By:	/s/ W. Kirk Brassfield
Name:	W. Kirk Brassfield
Title:	Senior Vice President and Chief Financial Officer

ANACHORETA, INC
CANADIAN RIG LEASING, INC.
CHOCTAW INTERNATIONAL RIG CORP.
CREEK INTERNATIONAL RIG CORP.
DGH, INC.
INDOCORP OF OKLAHOMA, INC.
PARDRIL, INC.
PARKER AVIATION, INC. PARKER DRILLEX, LLC
PARKER DRILLING COMPANY EASTERN HEMISPHERE, LTD.
PARKER DRILLING COMPANY INTERNATIONAL LIMITED
PARKER DRILLING COMPANY LIMITED LLC
PARKER DRILLING COMPANY NORTH AMERICA, INC.
PARKER DRILLING COMPANY OF ARGENTINA, INC.
PARKER DRILLING COMPANY OF BOLIVIA, INC.
PARKER DRILLING COMPANY OF MEXICO, LLC
PARKER DRILLING COMPANY OF NIGER
PARKER DRILLING COMPANY OF OKLAHOMA, INCORPORATED
PARKER DRILLING COMPANY OF SOUTH AMERICA. INC.

Signature Page – First Supplemental Indenture to 2007 Indenture

PARKER DRILLING COMPANY EURASIA, INC.
PARKER DRILLING OFFSHORE CORPORATION
PARKER DRILLING OFFSHORE USA, L.L.C.
PARKER DRILLING PACIFIC RIM, INC.
PARKER NORTH AMERICA OPERATIONS, INC.
PARKER TECHNOLOGY, INC.
PARKER TECHNOLOGY, L.L.C.
PARKER TOOLS, LLC
PARKER USA DRILLING COMPANY
PARKER USA RESOURCES, LLC
PARKER-VSE,INC.
QUAIL USA, LLC
SELECTIVE DRILLING CORPORATION
UNIVERSAL RIG SERVICE LLC

By:	/s/ David W. Tucker
Name:	David W. Tucker
Title:	Vice President and Treasurer

PARKER DRILLING (KAZAKSTAN), LLC

By:	PD Dutch Holdings C.V., its sole member
	By:	Parker 5272, LLC, its general partner

		By:	/s/ Robert A. Wagner
		Name:	Robert A. Wagner
		Title:	Vice President and Treasurer

PARKER DRILLING COMPANY INTERNATIONAL, LLC

By:	PD Dutch Holdings C.V., its sole member
	By:	Parker 5272, LLC, its sole member

		By:	/s/ Robert A. Wagner
		Name:	Robert A. Wagner
		Title:	Vice President and Treasurer

Signature Page – First Supplemental Indenture to 2007 Indenture

PARKER DRILLING COMPANY OF NEW GUINEA, LLC

By:	PD Selective Holdings C.V., its sole member
	By:	Parker 3source, LLC, its general partner

		By:	/s/ Robert A. Wagner
		Name:	Robert A. Wagner
		Title:	Vice President and Treasurer

PARKER DRILLING COMPANY OF SINGAPORE, LLC

By:	PD Selective Holdings C.V., its sole member
	By:	Parker 3source, LLC, its general partner

		By:	/s/ Robert A. Wagner
		Name:	Robert A. Wagner
		Title:	Vice President and Treasurer

PARKER DRILLING MANAGEMENT SERVICES, INC.

By:	/s/ David W. Tucker
Name:	David W. Tucker
Title:	President

PARKER DRILLSERV, LLC
PARKER RIGSOURCE, LLC

By:	/s/ Steven L. Carmichael
Name:	Steven L. Carmichael
Title:	Vice President and Secretary

PARKER INTEX, LLC
PARKER DRILLTECH, LLC

By:	/s/ Ronald L. Taylor
Name:	Ronald L. Taylor
Title:	Vice President and Secretary

Signature Page – First Supplemental Indenture to 2007 Indenture

PARKER OFFSHORE RESOURCES, L.P.

By:	Parker Drilling Management Services, Inc., its general partner

	By:	/s/ David W.Tucker
	Name:	David W. Tucker
	Title:	President

PD MANAGEMENT RESOURCES, L.P.

By:	Parker Drilling Management Services, Inc., its general partner

	By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	President

QUAIL TOOLS, L.P.

By:	Quail USA, LLC, its general partner

	By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer

NEW GUARANTOR:

Parker Drilling Arctic Operating, Inc.

	By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President and Treasurer

Signature Page – First Supplemental Indenture to 2007 Indenture

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ The Bank of New York Trust Company, N.A.
Name:
Title:

Signature Page – First Supplemental Indenture to 2007 Indenture